Exhibit 16.1

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for The W Group, Inc. (the “Company”) and, under the date of April 28, 2010, we reported on the consolidated financial statements of the Company and its subsidiaries as of December 31, 2009 and 2008 and for each of the years in the two-year period ended December 31, 2009. On or about August 1, 2010, we and the Company agreed that we would no longer serve as the Company’s independent auditors. We have read the statements included under the heading “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure - The W Group” of the Form 8-K filed by Power Solutions International, Inc. (f/k/a Format, Inc.) dated May 5, 2011 (the “Form 8-K”), and we agree with such statements, except that we are not in a position to agree or disagree with the Company’s statement that the Company’s board of directors (the “Board”) approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent auditors in connection with the Reverse Merger (as defined in the Form 8-K), nor are we in a position to agree or disagree with the Company’s statement that the approval of the engagement of Deloitte followed the review by the Board of our qualifications and the qualifications of Deloitte and other potential candidates, given the Company’s intention to engage in the Reverse Merger and related transactions. Further, we are not in a position to agree or disagree with the Company’s statement that the Company did not consult Deloitte with respect to the application of accounting principles as to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, any matter that was the subject of a disagreement with us or any “reportable event.”

Very truly yours,

MILLER, COOPER & CO., LTD.

Certified Public Accountants

Deerfield, Illinois

May 5, 2011

1751 Lake Cook Road, Suite 400, Deerfield, IL 60015 ¢ 500 West Madison Street, Suite 3350, Chicago, IL 60661 847.205.5000 ¢ Fax 847.205.1400 ¢ www.millercooper.com